UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, the Compensation Committee of AV Homes, Inc. (the “Company”) approved employment agreements with the following executive officers of the Company (the “Employment Agreements”):

Executive Officer	Title
Joseph Carl Mulac, III	Executive Vice President, Operations
Michael S. Burnett	Executive Vice President and Chief Financial Officer
Dave M. Gomez	Executive Vice President & General Counsel

The Employment Agreements followed substantially the same form of employment agreement the Company executed with Roger A. Cregg, the Company’s President and Chief Executive Officer, on February 5, 2014, which was summarized in a Form 8-K filed on February 11, 2014. The terms of the Employment Agreements are summarized below and provide for initial compensation to the executives as follows:

Executive Officer	Base Salary	Annual Target Bonus (% of Base Salary)	Annual Stock Bonus (% of Base Salary)
Mr. Mulac	$300,000	100%	75%
Mr. Burnett	$275,000	60%	60%
Mr. Gomez	$240,000	60%	50%

The Employment Agreements have an effective date of May 1, 2014 and have an initial term of thirty-six (36) months from such effective date, subject to an additional thirty-six (36) month renewal term unless either party provides at least one hundred eighty (180) days’ written notice to the other of its intention to terminate upon the expiration of the original term. In general, the Company may terminate each executive’s employment with or without Cause (as defined in the Employment Agreements), and each executive may terminate his employment for any reason or for Good Reason (as defined in the Employment Agreements), and shall use his best efforts to provide at least thirty (30) days’ written notice of any such termination to the Company. The Company agreed to reimburse each executive for their legal expenses in connection with negotiation of the Employment Agreements up to $10,000.

Pursuant to the Employment Agreements, each executive will receive an annual base salary as set forth in the table above, and beginning in 2015 the annual base salaries will be subject to annual review by the Board of Directors and may be increased or decreased pursuant to such review. Each executive will be entitled to participate in all employee benefit plans and programs for executive officers.

Each executive will be eligible to receive a bonus, which will be targeted at the Annual Target Bonus set forth in the table above, which is expressed as a percentage of annual base salary in effect on the last day of such calendar year. The actual amount of any bonus will depend upon the level of performance targets that are achieved as determined in good faith by the Compensation Committee. With respect to the determination of the bonus: (i) if 100% of the target goals are achieved in a given year, the bonus shall be equal to the Annual Target Bonus; and (ii) if the Company’s achievement of the performance goals for the applicable year is greater than or less than 100% of target goals, the bonus shall be calculated by the annual incentive plan then in effect for executive officers (provided, however, that the Compensation Committee may determine a maximum and minimum level of performance goals, above and below which no additional or lesser amount of the bonus will be paid).

Pursuant to the Employment Agreements, on January 1 of each calendar year beginning in 2015, each executive will be eligible to receive shares of restricted common stock with a targeted amount equal to the Annual Bonus Target set forth in the table above, which is expressed as a percentage of base salary in effect at the time of grant, divided by the average closing price of a share of common stock on the last twenty (20) trading days prior to any grant date. The Annual Stock Bonus shall be divided with sixty percent (60%) being performance vested shares (the “Performance Shares”) and forty percent (40%) being time vested shares (the “Time Vested Shares”). The Performance Shares shall vest (and the restrictions on such vested shares will lapse) on December 31 of the year that is three (3) years from the date of grant, provided that the executive remains continuously employed by the

Company through each vesting date, upon achieving the following performance goals: (i) fifty percent (50%) of the Performance Shares will vest if the Company achieves a Total Return to Stockholders (“TRS”) of eight percent (8%) or more per annum over the three (3) calendar year period on a cumulative basis beginning on the grant date, with TRS as defined in the Employment Agreement, and (ii) the remaining fifty percent (50%) of the Performance Shares will vest if the Company achieves a TRS of fifteen percent (15%) or more per annum over the three (3) year calendar period on a cumulative basis beginning on the grant date. If the TRS is greater than eleven percent (11%) but less than fifteen percent (15%) over the three (3) year calendar period, the Performance Shares will vest on a pro rata basis. The Time Vested Shares shall vest in four (4) equal tranches with one quarter (25%) vesting on each December 31 following the grant date, provided that the executive remains continuously employed by the Company through each vesting date. The restricted stock grants shall be governed by the Amended and Restated AV Homes, Inc. 1997 Incentive and Capital Accumulation Plan (2011 Restatement).

Pursuant to the Employment Agreements, each executive is required to hold a number of vested shares of common stock having a fair market value equal to or greater than three times the executive’s annual base salary; provided, however, that such requirements shall not be in effect until the first time the executive holds common stock having such a fair market value. Prior to exceeding such threshold, the executive may not sell or otherwise dispose of any shares of common stock vested pursuant to his Employment Agreement other than to cover any tax liability resulting from vesting of his equity awards.

In the event the Company terminates an executive’s employment for any reason other than Cause or if an executive resigns for Good Reason, then the executive is entitled to receive the following additional payments and benefits if the executive signs a general release of claims in favor of the Company and cooperates in transitioning his job responsibilities: (i) a pro-rata bonus for the year of termination based on actual achievement of results during such partial year, (ii) continuation of his then-current annual base salary for twelve (12) months, payable in installments on the Company’s regular payroll dates, and (iii) reimbursement of his costs of medical insurance continuation pursuant to COBRA for twelve (12) months following his termination.

In the event an executive’s employment terminates within twenty-four (24) months following a Change in Control (as defined in the Employment Agreements) for any reason other than Cause or if an executive resigns for Good Reason, then the executive is entitled to receive the following additional payments and benefits if he signs a general release of claims in favor of the Company and cooperates in transitioning his job responsibilities: (i) twelve (12) months of his Annual Target Bonus, (ii) continuation of his then-current annual base salary for twelve (12) months, payable in installments on the Company’s regular payroll dates, (iii) full vesting of any unvested stock shares previously awarded to him, and (iv) reimbursement of his costs of medical insurance continuation pursuant to COBRA for twelve (12) months following termination.

The Employment Agreements include a Section 280G “better of” provision, meaning if any of the payments or benefits provided to an executive under his Employment Agreement or otherwise would not be deductible by the Company as a result of Section 280G of the Internal Revenue Code, then the payments or benefits will be reduced by the amount required, as described in the Employment Agreement, to avoid the excise tax imposed under Section 4999 of the Code, provided that the after-tax amount of such payments and benefits as so reduced is greater than or equal to the after-tax amount of such payments and benefits without such reduction.

The Employment Agreements also include standard provisions relating to confidentiality, nondisparagement and ownership of the Company’s intellectual property, as well as covenants of non-competition and non-solicitation of employees and customers during the executives’ employment and for a period of twelve (12) months after their employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: July 24, 2014	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)